Exhibit 8.1

[LETTERHEAD OF LATHAM & WATKINS LLP]

[DATE]

Globe Specialty Metals, Inc.

600 Brickell Avenue

Suite 1500

Miami, Florida 33131

Re:	Registration Statement on Form F-4

Ladies and Gentlemen:

We have acted as special counsel to Globe Specialty Metals, Inc. (“Globe”) a Delaware corporation, in connection with the proposed merger (the “Merger”) of Gordon Merger Sub, Inc. (“Merger Sub”), a Delaware corporation and direct wholly-owned subsidiary of VeloNewco Limited (“Holdco”), a private limited company incorporated under the laws of England and wholly-owned subsidiary of Grupo Villar Mir, S.A.U. (“Grupo VM”), a Spanish limited liability company in the form of a sociedad anónima, with and into Globe, with Globe surviving as a direct wholly-owned subsidiary of Holdco, in accordance with the DGCL and upon the terms and conditions set forth in the Business Combination Agreement by and among Globe, Grupo VM, Grupo FerroAtlántica, S.A.U. (“FA”), a Spanish public limited liability company in the form of a sociedad anómina and wholly-owned subsidiary of Grupo VM, Holdco, and Merger Sub dated as of February 23, 2015 (the “BCA”). As set forth in the BCA, the Merger shall be conditioned upon the consummation and implementation of the Stock Exchange (as defined in the BCA, and together with the Merger the “Transactions”), and immediately after the Transactions, Grupo VM and the holders of Globe Common Stock prior to the Transactions will together hold all of the outstanding Holdco Shares. This opinion is being delivered in connection with, and as of the date of the declaration of the effectiveness by the Securities and Exchange Commission of, the proxy statement/prospectus (the “Proxy Statement/Prospectus”) included in the registration statement on Form F-4 filed by Holdco with the Securities and Exchange Commission and all supplements and amendments thereto (the “Registration Statement”). Capitalized terms not defined herein have the meanings specified in the BCA unless otherwise indicated.

In rendering our opinion, we have examined and, with your consent, are expressly relying upon (without any independent investigation or review thereof) the truth and accuracy of the factual statements, representations, warranties and assumptions contained in (i) the BCA (including any Exhibits and Schedules thereto), (ii) the respective letters of Globe, Holdco, and FA, dated the date hereof and delivered to us for purposes of this opinion, (iii) the Proxy Statement/Prospectus, (iv) the Registration Statement, and (v) such other documents and corporate records as we have deemed necessary or appropriate for purposes of our opinion.

In addition, we have assumed, with your consent, that:

1.	Original documents (including signatures) are authentic, and documents submitted to us as copies conform to the original documents, and there has been (or will be by the Effective Time) execution and delivery of all documents where execution and delivery are prerequisites to the effectiveness thereof;

2.	The Transactions will be consummated in the manner contemplated by, and in accordance with the provisions of, the BCA, the Proxy Statement/Prospectus and the Registration Statement, and the Transactions will be effective under the laws of the State of Delaware and under the laws of Spain, as applicable.

[DATE]

3.	All factual statements, descriptions and representations contained in any of the documents referred to herein or otherwise made to us are true, complete and correct in all respects and will remain true, complete and correct in all respects up to and including the Effective Time, and no actions have been taken or will be taken which are inconsistent with such factual statements, descriptions or representations or which make any such factual statements, descriptions or representations untrue, incomplete or incorrect at the Effective Time;

4.	Any statements made in any of the documents referred to herein “to the knowledge of” or similarly qualified are true, complete and correct in all respects and will continue to be true, complete and correct in all respects at all times up to and including the Effective Time, in each case without such qualification;

5.	The parties have complied with and, if applicable, will continue to comply with, the covenants contained in the BCA, the Proxy Statement/Prospectus and the Registration Statement; and

6.	There will be no change in applicable U.S. federal income tax law from the date hereof through the Effective Time.

Based upon and subject to the foregoing, and subject to the qualifications and limitations stated in the Proxy Statement/Prospectus and the Registration Statement, the statements in the Proxy Statement/Prospectus under the heading “Material United States Federal Income Tax Consequences”, insofar as such statements purport to summarize U.S. federal income tax law and subject to the assumptions, qualifications and limitations stated therein, are our opinion.

In addition to the matters set forth above, this opinion is subject to the exceptions, limitations and qualifications set forth below.

1.	This opinion represents our best judgment regarding the application of U.S. federal income tax laws arising under the Internal Revenue Code of 1986, as amended (the “Code”), existing judicial decisions, administrative regulations and published rulings and procedures. We express no opinion as to U.S. federal, state, local, foreign, or other tax consequences, other than as set forth herein. Our opinion is not binding upon the Internal Revenue Service or the courts, and there is no assurance that the Internal Revenue Service will not assert a contrary position. Furthermore, no assurance can be given that future legislative, judicial or administrative changes, on either a prospective or retroactive basis, would not adversely affect the accuracy of the conclusions stated herein. Nevertheless, we undertake no responsibility to advise you of any new developments in the application or interpretation of the U.S. federal income tax laws.

[DATE]

2.	No opinion is expressed as to any transaction other than the Transactions as described in the BCA, the Proxy Statement/Prospectus and the Registration Statement, or to any transaction whatsoever, including the Transactions, if, to the extent relevant to our opinion, either all the transactions described in the BCA are not consummated in accordance with the terms of the BCA and without waiver or breach of any provisions thereof or all of the factual statements, representations, warranties and assumptions upon which we have relied are not true and accurate at all relevant times.

This opinion is rendered in connection with the filing of the Registration Statement. We consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to our firm name in the Proxy Statement/Prospectus in connection with the references to this opinion. In giving this consent, we do not admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules or regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

[SIGNATURE]